Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to execute and file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, the Registration Statement or Statements on Form S-4, and thereafter to execute and file any and all amended Registration Statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

Date:  December 14, 2018.

/s/ William M. Brown	/s/ Roger B. Fradin
William M. Brown	Roger B. Fradin
Chairman, President and Chief Executive Officer	Director

/s/ Rahul Ghai	/s/ Lewis Hay III
Rahul Ghai	Lewis Hay III
Senior Vice President and Chief Financial Officer	Director

/s/ Todd Taylor	/s/ Vyomesh I. Joshi
Todd Taylor	Vyomesh I. Joshi
Vice President, Principal Accounting Officer	Director

/s/ James F. Albaugh	/s/ Leslie F. Kenne
James F. Albaugh	Leslie F. Kenne
Director	Director

/s/ Sallie B. Bailey	/s/ Gregory T. Swienton
Sallie B. Bailey	Gregory T. Swienton
Director	Director

/s/ Peter W. Chiarelli	/s/ Hansel E. Tookes II
Peter W. Chiarelli	Hansel E. Tookes II
Director	Director

/s/ Thomas A. Dattilo
Thomas A. Dattilo
Director